                                                                     EXHIBIT 1.1




                         PRECISE SOFTWARE SOLUTIONS LTD.

                            (an Israeli corporation)



                            4,350,000 Ordinary Shares





                               PURCHASE AGREEMENT












Dated:  ____________, 2000

                                TABLE OF CONTENTS

SECTION 1.  Representations and Warranties ...................................  2

      (a)   Representations and Warranties by the Company ....................  2

            (i)     Compliance with Registration Requirements ................  2
            (ii)    Independent Accountants ..................................  3
            (iii)   Financial Statements .....................................  3
            (iv)    No Material Adverse Change in Business ...................  4
            (v)     Due Organization of the Company ..........................  4
            (vi)    Due Organization of Subsidiaries .........................  4
            (vii)   Capitalization ...........................................  5
            (viii)  Authorization of Agreement ...............................  5
            (ix)    Authorization and Description of
                    Securities ...............................................  5
            (x)     Proper Legal Form ........................................  5
            (xi)    No Limitation on Vote, Transfer and Payment of Dividends .  6
            (xii)   Absence of Defaults and Conflicts ........................  6
            (xiii)  Absence of Labor Dispute .................................  6
            (xiv)   Absence of Proceedings ...................................  7
            (xv)    Accuracy of Exhibits .....................................  7
            (xvi)   Possession of Intellectual Property ......................  7
            (xvii)  Absence of Further Requirements ..........................  7
            (xviii) Possession of Licenses and Permits .......................  7
            (xix)   Title to Property ........................................  8
            (xx)    Compliance with Cuba Act .................................  8
            (xxi)   Investment Company Act ...................................  8
            (xxii)  Environmental Laws .......................................  8
            (xxiii) Registration Rights ......................................  9
            (xxiv)  OCS Approval and Investment Center Approval ..............  9
            (xxv)   Passive Foreign Investment Company .......................  9
            (xxvi)  No Manipulation ..........................................  9
            (xxvii) Expatriation of Non-Israeli Currency .....................  9
            (xxviii)Not Deemed Resident ...................................... 10
            (xxix)  Foreign Corrupt Practices Act ............................ 10
            (xxx)   Consent to Jurisdiction; Appointment of
                    Agent for Service of Process ............................. 10
            (xxxi)  Enforceability of New York Judgment ...................... 10
            (xxxii) Status as a Foreign Corporation .......................... 11

      (b)   Representations and Warranties by the Selling Shareholders ....... 11

            (i)     Accurate Disclosure ...................................... 11
            (ii)    Authorization of Agreements .............................. 12
            (iii)   Good and Marketable Title ................................ 12
            (iv)    Due Execution of Power of Attorney and Custody Agreement . 12
            (v)     Absence of Manipulation .................................. 13
            (vi)    Absence of Further Requirements .......................... 13
            (vii)   Restriction on Sale of Securities ........................ 13


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
            (viii)  Certificates Suitable for Transfer ....................... 13
            (ix)  No Association with NASD ................................... 14
      (c)   Officer's Certificates ........................................... 14


SECTION 2.  Sale and Delivery to Underwriters; Closing ....................... 14

      (a)   Initial Securities ............................................... 14

      (b)   Option Securities ................................................ 14

      (c)   Payment .......................................................... 15

      (d)   Denominations; Registration ...................................... 15


SECTION 3.  Covenants of the Company and the Selling Shareholders ............ 16

      (a)   Compliance with Securities Regulations and
            Commission Requests .............................................. 16

      (b)   Filing of Amendments ............................................. 16

      (c)   Delivery of Registration Statements .............................. 16

      (d)   Delivery of Prospectuses ......................................... 17

      (e)   Continued Compliance with Securities Laws ........................ 17

      (f)   Blue Sky Qualifications .......................................... 17

      (g)   Rule 158 ......................................................... 17

      (h)   Use of Proceeds .................................................. 18

      (i)   Listing .......................................................... 18

      (j)   Restriction on Sale of Securities ................................ 18

      (k)   Reporting Requirements ........................................... 18

      (m)   Legal Actions .................................................... 18

      (n)   Currency Considerations .......................................... 19


SECTION 4.  Payment of Expenses .............................................. 19

      (a)   Expenses ......................................................... 19

      (b)   Expenses of the Selling Shareholders ............................. 20

      (c)   Termination of Agreement ......................................... 20

      (d)   Allocation of Expenses ........................................... 20


SECTION 5.  Conditions of Underwriters' Obligations .......................... 20

      (a)   Effectiveness of Registration Statement .......................... 20

      (b)   Opinion of U.S. Counsel for Company .............................. 21

      (c)   Opinion of Israeli Counsel for Company ........................... 21

      (d)   Opinion of Counsel for the Selling Shareholders .................. 21

      (e)   Opinion of U.S. Counsel for Underwriters ......................... 21

      (f)   Opinion of Israeli Counsel for Underwriters ...................... 22

      (g)   Officers' Certificate ............................................ 22

      (h)   Certificate of Selling Shareholders .............................. 22

      (i)   Accountant's Comfort Letter ...................................... 22

      (j)   Bring-down Comfort Letter ........................................ 23

      (k)   Approval of Listing .............................................. 23

      (l)   No Objection ..................................................... 23

      (m)   Lock-up Agreements ............................................... 23

      (n)   Conditions to Purchase of Option Securities ...................... 23

            (i)   Officers' Certificate ...................................... 23
            (ii)  Certificate of Selling Shareholders ........................ 23
            (iii) Opinion of Counsel for Company ............................. 23
            (iv)  Opinions of Counsel for the Selling Shareholders ........... 24
            (v)   Opinion of Counsel for Underwriters ........................ 24
            (vi)  Bring-down Comfort Letter .................................. 24
      (o)   Additional Documents ............................................. 24

      (p)   Termination of Agreement ......................................... 24


SECTION 6.  Indemnification .................................................. 24

      (a)   Indemnification of Underwriters .................................. 24

      (b)   Indemnification of Company, Directors and
            Officers and Selling Shareholders ................................ 26

      (c)   Actions against Parties; Notification ............................ 26

      (d)   Settlement without Consent if Failure to Reimburse ............... 27

      (e)   Other Agreements with Respect to Indemnification ................. 28


SECTION 7.  Contribution ..................................................... 28


SECTION 8.  Representations, Warranties and Agreements to
      Survive Delivery ....................................................... 29


SECTION 9.  Termination of Agreement ......................................... 29

      (a)   Termination; General ............................................. 29

      (b)   Liabilities ...................................................... 30


SECTION 10. Default by One or More of the Underwriters ....................... 30

SECTION 11. Notices .......................................................... 31

SECTION 12. Parties .......................................................... 32

SECTION 13. Consent to Service; Submission to Jurisdiction ................... 32

SECTION 14. GOVERNING LAW AND TIME ........................................... 33

SECTION 15. Effect of Headings ............................................... 33

SECTION 16. Counterparts ..................................................... 33


SCHEDULES

Schedule A  -  List of Underwriters ...................................... Sch A

Schedule B  -  List of Selling Shareholders .............................. Sch B

Schedule C  -  Pricing Information ....................................... Sch C

Schedule D  -  List of Persons subject to Lock-up ........................ Sch E


EXHIBITS

Exhibit A - Form of Opinion of Company's U.S. Counsel ........................  A

Exhibit B - Form of Opinion of Company's Israeli Counsel .....................  B

Exhibit C - Form of Opinion for the Selling Shareholders .....................  B

Exhibit D - Form of Lock-up Letter ...........................................  C

                         Precise Software Solutions Ltd.
                            (an Israeli corporation)
                            4,350,000 Ordinary Shares
                         (Par Value NIS 0.03 Per Share)

                               PURCHASE AGREEMENT

                          _______________________, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
CIBC World Markets Corp.
Dain Rauscher Incorporated
Wit SoundView Corporation
First Albany Corporation
  as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower
World Financial Center
New York, New York  10281-1209


Ladies and Gentlemen:

     Precise Software Solutions Ltd., an Israeli corporation (the "Company"), and the persons listed in Schedule B hereto (the "Selling Shareholders"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch, CIBC World Markets Corp., Dain Rauscher Incorporated, Wit SoundView Corporation, and First Albany Corporation are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ordinary shares, par value NIS 0.03 per share, of the Company ("Ordinary Shares") set forth in Schedules A and B hereto and (ii) the grant by the Company and certain of the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 652,500 additional Ordinary Shares to cover over-allotments, if any. The aforesaid 4,350,000 Ordinary Shares (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 652,500 Ordinary Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." The Underwriters acknowledge that each of the Selling Shareholders is being released from its agreement with Merrill Lynch not to sell Ordinary Shares without the consent of Merrill Lynch (the "IPO Lock Up") to the extent necessary to fulfill its obligations under this Agreement and that such release is being made in the sole discretion of Merrill Lynch.

     The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-1 (No. 333-48878) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto (including any exhibits incorporated by reference) and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated October 30, 2000, together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy, if any, filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1. Representations and Warranties.


     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

     (i) Compliance with Registration Requirements. The Company has been informed by a member of the Staff of the Commission that the Registration Statement and any Rule 462(b) Registration Statement (if one has been filed) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement (if one has been filed) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and the Staff of the Commission has informed the Company that all of its outstanding comments on the Registration Statement have been resolved.

               At the respective times the Registration Statement, including any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, including any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper used in Canadian or other non-U.S. jurisdictions as requested by the Company), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

               Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the electronically transmitted copies thereof, if any, filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries and Savant Corporation ("Savant"), as the case may be at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries and Savant, as the case may be for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly, in all material respects, in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

               (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, including Savant, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business or as described in the Prospectus, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (v) Due Organization of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Israel and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (vi) Due Organization of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X), Precise Software Solutions, Inc., a Delaware corporation, and Precise Software Solutions UK Ltd. (f/k/a Knight Fisk Software Ltd.), a United Kingdom organization (each a "Subsidiary" and, collectively, the "Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company required to be listed on Exhibit 21.1 to the Registration Statement are the subsidiaries listed on Exhibit 21.1 to the Registration Statement.

               (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus as of the date set forth therein in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of preemptive or other similar rights granted by the Company or arising by operation of Israeli law.

               (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

               (ix) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Ordinary Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights granted by the Company or arising by operation of Israeli law.

               (x) Proper Legal Form. This Agreement is in proper legal form under the laws of Israel for the enforcement thereof in Israel against the Company; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of this Agreement in Israel or any political subdivision thereof that this Agreement or any other document be filed or recorded or enrolled with any court or authority in Israel or any political subdivision thereof or that any stamp, registration or similar tax be paid in Israel or any political subdivision thereof.

               (xi) No Limitation on Vote, Transfer and Payment of Dividends. Except as disclosed in the Registration Statement, there are no limitations under Israeli law on the rights of holders of Ordinary Shares to hold or vote or transfer their respective securities, and no approvals are currently required in Israel (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends declared by the Company to the holders of Ordinary Shares.

               (xii) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is in violation of its respective Memorandum of Association or Articles of Association, charter or by-laws or other governing documents of the Company or any Subsidiary, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Memorandum of Association or Articles of Association, charter or by-laws or other governing documents of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, Israeli or non-Israeli, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

               (xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's, principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

               (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, Israeli or non-Israeli, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which is likely to result in a Material Adverse Effect, or which is likely to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

               (xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

               (xvi) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), or state securities laws or similar laws of the State of Israel or any other non-U.S. jurisdiction.

               (xviii) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate national, provincial, municipal, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (xix) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and own all other properties reflected in the Prospectus as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

               (xx) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

               (xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

               (xxii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any national, provincial, municipal, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

               (xxiii) Registration Rights. Except as described in the Prospectus, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, which have not been duly waived by such persons in connection with the offering of the Securities.

               (xxiv) OCS Approval and Investment Center Approval. The Company has received (i) the approval of the Office of Chief Scientist in the Israeli Ministry of Industry and Commerce (the "OCS") to issue and sell the Securities and (ii) the approval of the Investment Center to issue and sell the Securities. Such approvals and exemption are in full force and effect.

               (xxv) Passive Foreign Investment Company. The Company reasonably believes that it is not and upon the consummation of the transactions contemplated hereby and the application of the proceeds as described in the Registration Statement under the caption "Use of Proceeds" will not become a "passive foreign investment company" as defined in
          Section 1297 of the Internal Revenue Code of 1986, as amended (herein called the "Code").

               (xxvi) No Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Securities. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Ordinary Shares on the Nasdaq National Market in accordance with Rule 103 under Regulation M of the Securities Exchange Act of 1934, as amended, and the Underwriters agree that such activities would not cause the Company to be in breach of this representation and warranty.

               (xxvii) Expatriation of Non-Israeli Currency. Non-residents of Israel who purchase the Securities outside of Israel and receive dividends, or any amounts payable upon the dissolution, liquidation or winding up of the affairs of the Company, will be able to repatriate such amounts freely in certain non-Israeli currencies (including United States dollars) at the rate of exchange prevailing at the time of conversion, pursuant to the general permit issued by the Controller of Foreign Currency at the Bank of Israel under the Currency Control Law, 1978, provided that Israeli income tax has been withheld by the Company with respect to such amounts.

               (xxviii) Not Deemed Resident. Except as described in the Prospectus, no Underwriter or holder of Ordinary Shares will be deemed resident, domiciled, carrying on business or subject to taxation in Israel solely by reason of the purchase, delivery or holding of the Securities or the execution, delivery, consummation or enforcement of this Agreement, or any other document to be furnished hereunder or thereunder.

               (xxix) Foreign Corrupt Practices Act. Neither the Company or any of its Subsidiaries, nor to the best of the Company's knowledge after due inquiry, any director, officer, employee, agent or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of his or her actions for, or on behalf of, the Company or any of its Subsidiaries, (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds or (B) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

               (xxx) Consent to Jurisdiction; Appointment of Agent for Service of Process. The Company has the power to consent to, and pursuant to this Agreement has legally, validly, effectively and irrevocably consented to the personal jurisdiction of any federal or state court sitting in the State of New York, County of New York, and has the power to designate and appoint, and pursuant to this Agreement has legally, validly and effectively designated and appointed, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York, County of New York, as provided in Section 13 of this Agreement.

               (xxxi) Enforceability of New York Judgment. Israeli courts have the authority to enforce any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement (subject to certain time limitations) against the Company without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of this Agreement, and that service of process was made personally on the Company or on the appropriate process agent (service of process effected in the manner set forth in this Agreement assuming its validity under New York law, will be effective, insofar as Israeli law is concerned, to confer valid personal jurisdiction over the Company), and provided further that certain basic principles of due process and public policy have been respected. The Company is not aware of any reason why the enforcement in Israel of such a judgment in respect of this Agreement would be contrary to public policy in Israel or any political subdivision thereof.

               (xxxii) Status as a Foreign Corporation. The Company does not own or lease property in the United States, operate a place of business in the United States or otherwise transact business in the United States so as to be required to qualify as a foreign corporation in any state or other jurisdiction within the United States.

     (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally and not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

          (i)  Accurate Disclosure.


               (A) If such Selling Shareholder is listed under the heading "Group A" of Schedule B hereto (the "Group A Selling Shareholders"), such Shareholder has reviewed the representations and warranties of the Company contained in Section 1(a) hereof and, although such Selling Shareholder has not independently verified the accuracy or completeness of such representations and warranties, nothing has come to the attention of such Selling Shareholder that would lead such Selling Shareholder to believe that such representations and warranties are not true and correct; such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus and neither the Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any material nonpublic information concerning the Company or any Subsidiary of the Company or Savant which is not set forth in the Prospectus; or

               (B) If such Selling Shareholder is listed under the heading "Group B" of Schedule B hereto (the "Group B Selling Shareholders"), such Group B Selling Shareholder has reviewed and is familiar with the information in the Selling Shareholder questionnaire submitted by the Selling Shareholder to the Company and the Representatives (the "Selling Shareholder Questionnaire") relating to the Selling Shareholder as a shareholder of the Company contained in the Registration Statement and the Prospectus and neither the Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact with respect to such Selling Shareholder or omits to state a material fact with respect to such Selling Shareholder necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any material nonpublic information concerning the Company or any Subsidiary of the Company or Savant which is not set forth in the Prospectus.

          (ii) Authorization of Agreements. Each Selling Shareholder has the full right, power and authority to enter into this Agreement, a Power of Attorney (the "Power of Attorney") and a Custody Agreement (the "Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

          (iii) Good and Marketable Title. Such Selling Shareholder will at the Closing Time, and, if any Option Securities are purchased, on the Date of Delivery, have good and marketable title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim or encumbrance of any kind, other than pursuant to this Agreement and the IPO Lock Up; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Shareholder free of any security interest or other adverse claim (so long as the Underwriters are without notice of any adverse claim within the meaning of the Uniform Commercial Code), free and clear of any security interest, mortgage, pledge, lien, charge, claim or encumbrance of any kind.

          (iv) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney and the Custody Agreement with Shimon Alon, Giora Bitan and Yoseph Sela as attorneys-in-fact (individually, an "Attorney-in-Fact" and together, the "Attorneys-in-Fact") and the Company as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such

     Selling Shareholder hereunder and to accept payment therefor; and the Attorneys-in-Fact are authorized to execute and deliver this Agreement and the certificate referred to in Section 5(h) or that may be required pursuant to Sections 5(n) and 5(o) on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine, in accordance with the terms of the Power of Attorney and the Custody Agreement, the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

          (v) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney or the Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (vii) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of Merrill Lynch, (i) offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence is subject to certain limitations as may be included in a lock up agreement executed by such Selling Shareholder and shall not apply to the Securities to be sold hereunder.

          (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

          (ix) No Association with NASD. Except as otherwise disclosed the Selling Shareholder Questionnaire, neither such Selling Shareholder nor any of his/her/its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

     (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing.


     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and those Selling Shareholders identified on Schedule B, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 652,500 Ordinary Shares at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part on no more than three (3) occasions only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event less than three business days after delivery of such notice of exercise or prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares, and the Company and each such Selling Shareholder, acting severally and not jointly, will sell that percentage of the total number of Option Securities then being sold as set forth in Schedule B opposite the name of each such Selling Shareholder, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on November __, 2000, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders.

     Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company and the Selling Shareholders.

     The Company covenants with each Underwriter, and each Selling Shareholder severally and not jointly covenants with each Underwriter solely with respect to the provisions of subsections (1) and (m) of this Section 3, as follows:

     (a) Compliance with Securities Regulations and Commission Requests. During the period in which the Underwriters may purchase Securities from the Company pursuant to this Agreement and for so long as necessary to permit the distribution thereof, as contemplated by this Agreement and the Prospectus, the Company will use its best efforts to maintain in effect the ISA Exemption and, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) of the cancellation or revocation by the ISA of the ISA Exemption, or the initiation or threatening of any proceedings therefor. The Company will promptly effect the filings required pursuant to Rule 424(b) and will take such steps as it deems required to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives or their counsel with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall promptly and reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof, if any, filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof, if any, filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will cooperate with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (Israeli or non-Israeli) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject and provided further, however, that the Underwriters will not request the Company to qualify in jurisdictions in which such qualification is not required under the National Securities Markets Improvement Act of 1996, as amended.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

     (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any Ordinary Shares issued or options to purchase Ordinary Shares granted pursuant to existing or proposed employee share option or share purchase plans of the Company referred to in the Prospectus or (D) any Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (E) the issuance by the Company of securities as consideration for the acquisition (whether by merger or otherwise) by the Company or any of its Subsidiaries of all or substantially all of the capital stock or assets of any other entity or all or a substantial portion of the assets of a business operated by another entity, provided that all recipients of such securities execute and deliver to Merrill Lynch a lock-up agreement in substantially the form of Exhibit D hereto and including the restrictions of this paragraph (j).

     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     (l) Legal Actions. In any suit (whether in a court in the United States or Israel) seeking enforcement of this Agreement, or provisions of this Agreement,
(i) no defense (other than procedural defense) given or allowed by the laws of any other state or country shall be interposed in any suit, action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York or of the United States, except to the extent that refraining from interposing such other defense may entail any violation of the laws of Israel,
(ii) if the plaintiffs therein seek a judgment in either United States dollars or Israeli currency, subject to

Israeli foreign currency control regulations, the Company and the Selling Shareholders will not interpose any defense or objection to or otherwise oppose judgment, if any, being awarded in such currencies except to the extent that such a judgment would violate the laws of Israel, and (iii) if the plaintiffs therein seek to have any judgment (or any aspect thereof) awarded in Israeli currency linked, for the period from entry of such judgment until actual payment thereof in full has been made, to both the consumer price index of Israel and changes in the Israeli currency-United States dollar exchange rate, the Company and the Selling Shareholders will not interpose any defense or objection to or otherwise oppose inclusion of such linkage in any such judgment except to the extent that such a judgment would violate the laws of Israel. The Company and the Selling Shareholders agree that none of them will not initiate or seek to initiate any action, suit or proceeding, in Israel or in any other jurisdiction other than in the United States, seeking damages or for the purpose of obtaining any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning any alleged breach by the Company or any Selling Shareholder of or any claim by you in respect of, this Agreement or any of your rights under this Agreement, including without limitation any action, suit or proceeding challenging the enforceability of or seeking to invalidate in any respect the submission by the Company or any Selling Shareholder hereunder to the jurisdiction of federal or New York state courts or the designation of the laws of the State of New York as the law applicable to this Agreement.

     (m) Currency Consideration. If any payment of any sum due under this Agreement from the Company or any Selling Shareholder is made to or received by the Underwriters or any controlling person of any Underwriter in a currency other than freely transferable United States dollars, whether by judicial judgment or otherwise, the obligations of the Company or such Selling Shareholder, as the case may be, under this Agreement shall be discharged only to the extent of the net amount of freely transferable United States dollars that the Underwriters or such controlling persons, as the case may be, in accordance with normal bank procedures, are able to lawfully purchase with such amount of such other currency on the date of payment. To the extent that the Underwriters or such controlling persons are not able to purchase sufficient United States dollars with such amount of such other currency on the date of payment to discharge the obligations of the Company to the Underwriters or such controlling persons, the obligations of the Company or such Selling Shareholder, as the case may be, to the Underwriters or such controlling persons, as the case may be, shall not be discharged with respect to such difference, and any such undischarged amount will be due as a separate obligation and shall not be affected by payment of or judgment being obtained for any other sums due under or in respect of this Agreement. To the extent that the Underwriters or such controlling persons receive any payment with respect to such separate obligation in freely transferable United States dollars (or currency which can be used to purchase freely transferable United States dollars in the manner set forth above), the Underwriters or such controlling persons, as the case may be, will return to the Company or such Selling Shareholder, as the case may be, a corresponding amount of the other currency.

     SECTION 4. Payment of Expenses.


     (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation (excluding fees and expenses of legal counsel to the Underwriters), printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's Counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements or wrappers thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto,
(viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

     (b) Expenses of the Selling Shareholders. The Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

     (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     (d) Allocation of Expenses. The provisions of this Section 4 shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

     SECTION 5. Conditions of Underwriters' Obligations.


     The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and the Staff of the Commission shall have informed the Company that all of its outstanding comments on the Registration Statement have been resolved. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) Opinion of U.S. Counsel for Company. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Testa, Hurwitz & Thibeault LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of responsible officers of the Company and its Subsidiaries, the representations and warranties contained in this Agreement and certificates of public officials, and copies of all such officers' certificates shall be attached to such opinion.

     (c) Opinion of Israeli Counsel for the Company. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Volovelsky, Dinstein, Sneh & Co., Israeli counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion, such Israeli counsel may rely, as to matters governed by the laws of jurisdictions other than the State of Israel, upon the opinion of U.S. counsel for the Company. Such Israeli counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of responsible officers of the Company and its Subsidiaries and certificates of public officials, and copies of all such officers' certificates shall be attached to such opinion.

     (d) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Representatives shall have received the opinions, dated as of Closing Time, of counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (e) Opinion of U.S. Counsel for Underwriters. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Morrison & Foerster LLP, U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (iii) through (vi), inclusive,
(viii) and the penultimate paragraph of Exhibit A hereto. In giving such opinion such U.S. counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

     (f) Opinion of Israeli Counsel for Underwriters. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Kleinhendler & Halevy, Israeli counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to THE matters set forth in clauses (i), (ii), (iv), (v) (solely as to preemptive or other similar rights arising by operation of law or under the Memorandum of Association or Articles of Association or other governing documents of the Company), (vi) through (viii), inclusive, (ix) (solely as to the information in the Prospectus under "Description of Share Capital -- Description of Ordinary Shares," "Israeli Taxation and Investment Programs" and "Conditions in Israel" and the penultimate paragraph of Exhibit B hereto. In giving such opinion such Israeli counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Israeli, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

     (g) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the General Manager of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, except where such representation or warranty refers to a specific date therein, (iii) the Company has complied with all agreements contained herein and satisfied all conditions set forth herein to be performed or satisfied by it at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (h) Certificate of Selling Shareholders. At Closing Time, the Representatives shall have received a certificate of any two Attorneys-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and
(ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

     (i) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Kost, Forer & Gabbay, a member of Ernst & Young International, a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (j) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Kost, Forer & Gabbay, a member of Ernst & Young International, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (k) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

     (l) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (m) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule D hereto.

     (n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and those Selling Shareholders identified on Schedule B contained herein and the statements in any certificates furnished by the Company, any Subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery, except where such representation or warranty refers to a specific date therein, and, at the Date of Delivery, the Representatives shall have received:

          (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the General Manager of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

          (ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of any two Attorneys-in-Fact on behalf of each Selling Shareholder s confirming that the certificate delivered at Closing Time pursuant to Section 5(h) remains true and correct as of such Date of Delivery.

          (iii) Opinion of Counsel for Company. The opinion of Testa, Hurwitz & Thibeault LLP, U.S. counsel for the Company, together with the opinion of Volovelsky, Dinstein, Sneh & Co., Israeli counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) and Section 5(c) hereof.

          (iv) Opinions of Counsel for the Selling Shareholders. The opinions of counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (v) Opinion of Counsel for Underwriters. The opinion of Morrison & Foerster LLP, U.S. counsel for the Underwriters, together with the opinion of Kleinhendler & Halevy, Israeli counsel for the Underwriters, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(e) and Section 5(f) hereof.

          (vi) Bring-down Comfort Letter. A letter from Kost, Forer & Gabbay, a member of Ernst & Young International, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

     (o) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 11 and 12 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.


     (a) Indemnification of Underwriters. The Company and the Group A Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent set forth in the clauses (i), (ii) and (iii) below. Each of the Group B Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent set forth in the clauses (i), (ii) and (iii) below only with respect to any information pertaining to such Selling Shareholder contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

     provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that neither the Company nor any Selling Shareholder will be liable to any Underwriter or any person who controls any Underwriter to the extent that the Company or any Selling Shareholder shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date or Date of Delivery, as the case may be, a copy of the Prospectus, as then amended or supplemented if: (I) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date, or Date of Delivery, as the case may be, to allow for distribution by the Closing Date, or Date of Delivery, as the case may be) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter or person controlling the Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus or the Prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented and such Prospectus, as amended and supplemented, was required by law to be delivered at or prior to the written confirmation of sale to such person and (II) such failure to give or send such Prospectus by the Closing Date, or Date of Delivery, as the case may be, to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

     The liability of each Selling Shareholder for breach of any representation, warranty, agreement or covenant of this Agreement pursuant to the indemnification and contribution provisions of Sections 6 and 7 shall not exceed the total proceeds (net of any underwriting discount) received by such Selling Shareholder from the sale of the Securities. The sole and exclusive remedy for breach by any Selling Shareholder of any representation, warranty, agreement or covenant of this Agreement shall be limited to the indemnification and contribution provisions of Sections 6 and 7. The Underwriters agree not to seek indemnification from any Selling Shareholder under the provisions of this subsection (a) prior to seeking such indemnification from the Company. If the Company shall not have paid the Underwriters in full as requested in such notice from the Underwriters for indemnity obligations due hereunder within 30 days of delivery of notice to the Company, than the Underwriters may immediately seek indemnification directly from any Selling Shareholder. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters pursuant to this Agreement, as to the respective amounts of liability for which they shall each be responsible.

     (b) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party or parties, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party or parties (in which case the indemnifying party or parties will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party or parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.


     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that no Selling Shareholder shall be liable to any Underwriter or controlling person of such Underwriter if such Underwriter has not first complied with the provisions of Section 6(a).

     (e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

     SECTION 7. Contribution.

     If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery.


     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9. Termination of Agreement.


     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or Israel, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities, or (v) if there has occurred any change or development involving a prospective change in the U.S. or Israeli political, financial or economic conditions, which, in the judgment of the Underwriters, would be likely to prejudice materially the success of the Offering and distribution of the Securities or dealing in the Securities in the secondary market.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11 and 12 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters.


     If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     (c) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or
(ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 10 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

     In the event of a default by any Selling Shareholder as referred to in this
Section 10, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

     If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     SECTION 11. Notices.


     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) on the third business day after mailing if mailed postage prepaid or (ii) on the date of receipt if transmitted by telecopier, courier or other standard form of telecommunication with confirmation of transmittal. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, telecopier (650) 849-2106, attention of Rana DiOrio; notices to the Company shall be directed to it at Precise Software Solutions Ltd., 1 Hashikma Street, P.O. Box 88, Savyon, Israel 56518, attention of Shimon Alon, Chief Executive Officer with a copy to Kenneth J. Gordon, Esq., Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, telecopier (617) 248-7100 and Dr. Eddo Dinstein, Adv., Volovelsky, Dinstein, Sneh & Co.,

Nolton House, 14 Shenkar Street, P.O. Box 12172 Herzliya Pitauch 46733, Tel Aviv, Israel, telecopier 972(3) 566-4630; notices to the Selling Shareholders shall be directed to the Attorneys-in-Fact at: if to Shimon Alon, Precise Software Solutions, Inc., 680 Canton Street, Westwood, Massachusetts 02090, telecopier (781) 461-5898; if to Giora Bitan, Giza Group, Ramat Aviv Tower, 40 Einstein Street, Tel Aviv, Israel, telecopier (+972) 3 640-2319; and if to Yoseph Sela, Gemini Israel Funds, 11 Galgelei Haplada Street, Herliza, Israel 46733, telecopier (+972) 3 958-4842.

SECTION 12. Parties.

     This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Consent to Service; Submission to Jurisdiction.

     The Company and each Selling Shareholder, by the execution and delivery of this Agreement, designates and appoints Precise Software Solutions Inc., a corporation incorporated under the laws of the State of Delaware, as the authorized agent (the "Authorized Agent") of the Company or such Selling Shareholder, as the case may be, upon whom process may be served in any suit, proceeding or other action against the Company or such Selling Shareholder, as the case may be, instituted by any Underwriter or by any person controlling an Underwriter and based upon this Agreement, or in any other action against the Company or such Selling Shareholder, as the case may be, in any federal or state court sitting in the County and State of New York, arising out of the offering made by the Prospectus or any purchase or sale of securities in connection therewith and the Company and each Selling Shareholder expressly accepts jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly consents to the personal jurisdiction of any such court in respect of any such suit, proceeding or other action. Such designations and appointment shall be irrevocable, unless and until a successor authorized agent in the County and State of New York reasonably acceptable to the Underwriters shall have been appointed by the Company and such Selling Shareholders, such successor shall have accepted such appointment and written notice thereof shall have been given to the Underwriters. The Company and each such Selling Shareholder further agrees that service of process upon its authorized agent or successor (and written notice of said service to the Company or such Selling Shareholder, as the case may be, mailed by certified mail or delivered, as provided in Section 11 above) shall be deemed in every respect personal service of process upon the Company or such Selling Shareholder, as the case may be, in any such suit, proceeding or other action. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention of the Service Abroad of Judicial and Extrajudicial Documents on Civil and Commercial Matters or any successor convention or treaty. The Company and each such Selling Shareholder further agrees to take any and all actions, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment or such substitute designation and appointment in full force and effect. The Company and each Selling Shareholder hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Securities or this Agreement, or otherwise relating to the offering, issuance and sale of the Securities in any federal or state court sitting in the County and State of New York and hereby irrevocably waives any claim that any such suit, proceeding or other action in any such court has been brought in an inconvenient forum. The Company and each Selling Shareholder agrees that any final judgement after exhaustion of all appeals or the expiration of time to appeal in any such suit, proceeding or other action arising out of the sale of the Securities or this Agreement rendered by any such federal court or state court shall be conclusive, and subject to the limitations on enforcement in Section 1 hereof, may be enforced in Israel or in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of the Underwriters to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of the Underwriters to bring any action or proceeding against the Company or any Selling Shareholder or any of its or their respective property in the courts of any other jurisdiction. The Company and each Selling Shareholder hereby agrees to the exclusive jurisdiction of the courts of the State of New York or the federal courts, in each case sitting in the County and State of New York, in connection with any action brought by it under or in connection with this Agreement.

SECTION 14. GOVERNING LAW AND TIME.


     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings.


     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 16. Counterparts.


     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be as original, but all such counterparts shall together constitute one and the same Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorneys-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                                          Very truly yours,

                                          Precise Software Solutions Ltd.


                                          By
                                              ----------------------------------
                                              Name:
                                              Title:

                                          The Selling Shareholders named in
                                          Schedule B attached hereto

                                          By
                                              ----------------------------------
                                              Name:
                                              Title: Attorney-in-Fact

                                          By
                                              ----------------------------------
                                              Name:
                                              Title: Attorney-in-Fact

CONFIRMED AND ACCEPTED, as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CIBC WORLD MARKETS CORP.
DAIN RAUSCHER INCORPORATED
WIT SOUNDVIEW CORPORATION
FIRST ALBANY CORPORATION
By: MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED


By
      ---------------------------------------------------
      Authorized Signatory


     For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                    Number of
                                                                     Initial
   Name of Underwriter                                              Securities
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated................................
CIBC World Markets Corp. ...................................
Dain Rauscher Incorporated..................................
Wit SoundView Corporation...................................
First Albany Corporation....................................
 ............................................................
 ............................................................
 ............................................................
 ............................................................
 ............................................................
 ............................................................
 ............................................................
 ............................................................
 ............................................................
 ............................................................
 ............................................................
                                                                       --------

Total.......................................................        4,350,000
                                                                    ==========


                                    Sch A-1

                                   SCHEDULE B

                            Number of Initial      Maximum Number     % of Option
                            Securities to be         of Option         Securities
                                   Sold          Securities to Be      to Be Sold
                                                       Sold
Precise Software                2,594,085             347,500
Solutions Ltd.                  ---------             -------

         Group A
Gemini Israel Fund LP
Gemini Israel II Limited
  Partnership
Gemini Israel II Parallel
  Fund L.P.
Gemini Partner Investors
  L.P.
Shimon Alon
Star Growth Enterprise
Star Management of
  Investments (1993) LP
Stephen J. Campbell
SVE Star Ventures
  Enterprises No. III, a
  German Civil Law
  Partnership (with
  limitation of liability)
SVE Star Ventures
  Enterprises No. IIIa, a
  German Civil Law
  Partnership (with
  limitation of liability)
SVE Star Ventures
  Enterprises No. V Gbr,
  a German Civil Law
  Partnership (with
  limitation of liability)
SVM Star Ventures
  Managementgesellschaft
  mbH Nr.3
SVM Star Ventures
  Managementgesellschaft
  mbH Nr.3 & Co.
  Beteiligungs KG.
Itzak "Aki" Ratner


                                    Sch B-1


         Group B
ABS GE Capital Giza Fund
  L.P.
ABS Giza Alpinvest Fund
  L.P.
Adtel Limited Partnership
Advent International
  Investors II Limited
  Partnership
Advent Israel Limited
  Partnership
Advent Israel (Bermuda)
  Limited Partnership
Advent PGGM Gemini
  Limited Partnership
Adventact Limited
  Partnership
BTIP Israel LLC
GE Capital Equity
  Holdings Inc.
Golden Gate Development
  and Investments LP
Mofet Israel Technology
  Fund Ltd.
The Giza Equity Fund L.P.
Total Shares Sold               1,755,915             305,000
by Selling Shareholders         ---------             -------
Total Shares Sold               4,350,000             652,500
                                =========             =======



                                    Sch B-2

                                   SCHEDULE C

                         Precise Software Solutions Ltd.
                            4,350,000 Ordinary Shares
                         (Par Value NIS 0.03 Per Share)




               1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $ --.

               2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $ --, being an amount equal to the initial public offering price set forth above less $ -- per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in
          Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.





                                    Sch C-1

                                   SCHEDULE D

                          List of persons and entities
                               subject to lock-up


ABS GE Capital Giza Fund L.P.
ABS Giza Alpinvest Fund L.P.
Adtel Limited Partnership
Advent International Investors II Limited
  Partnership
Advent Israel Limited Partnership
Advent Israel (Bermuda) Limited Partnership
Advent PGGM Gemini Limited Partnership
Adventact Limited Partnership
Anton Simunovic
BTIP Israel LLC
GE Capital Equity Holdings Inc.
Gemini Israel Fund LP
Gemini Israel II Limited Partnership
Gemini Israel II Parallel Fund L.P.
Gemini Partner Investors L.P.
Golden Gate Development and Investments LP
J. Benjamin H. Nye
Mary Palermo
Mofet Israel Technology Fund Ltd.
Robert Dolan
Ron Zuckerman
Shimon Alon
Star Growth Enterprise
Star Management of Investments (1993) LP
Stephen J. Campbell
SVE Star Ventures Enterprises No. III Gbr.
SVE Star Ventures Enterprises No. IIIA Gbr.
SVE Star Ventures Enterprises No. V Gbr. &
  Co. Beteiligungs KG
SVM Star Ventures Managementgesellschaft mbH
  Nr.3
SVM Star Ventures Managementgesellschaft mbH
  Nr.3 & Co. Beteiligungs KG.
The Giza equity fund L.P.
Itzak "Aki" Ratner
Yoseph Sela




                                    Sch D-1

                                                                       Exhibit A



                    FORM OF OPINION OF COMPANY'S U.S. COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


          (i) Precise Software Solutions, Inc. (the "U.S. Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii) The U.S. Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in the following states:
     California, Colorado, [Florida,] Georgia, Massachusetts and New York. In giving the foregoing opinion, the U.S. Subsidiary has represented to counsel that the U.S. Subsidiary is required to be qualified to transact business only in such jurisdictions, and a copy of the certificate containing such representation is attached hereto.

          (iii) The U.S. Subsidiary has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; all of the issued and outstanding capital stock of the U.S. Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries of the Company and, to our knowledge, is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (iv) We have been informed by the Commission that the Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, we have been informed by the Commission that no stop order suspending the effectiveness of the Registration Statement, including any Rule 462(b) Registration Statement, has been issued under the 1933 Act and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

          (v) The Registration Statement, when it was declared effective by the Commission, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, and the Prospectus and each amendment or supplement to the Prospectus as of their respective issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (vi) If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

          (vii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or the U.S. Subsidiary is a party, or to which the property of the Company or the U.S. Subsidiary is subject, before or brought by any court or governmental agency or body which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

          (viii) [Limited in preface to U.S. federal and Massachusetts law and DGCL] The information in the Prospectus under "United States Federal Income Tax Considerations" and in the Registration Statement under Item 6, to the extent that it constitutes summaries of legal matters, legal proceedings brought in the United States, or legal conclusions, has been reviewed by us and provides an accurate summary in all material respects of such matters, proceedings or conclusions.

          (ix) To the best of our knowledge, there are no U.S. federal, Massachusetts or Delaware statutes or regulations that are required to be described in the Prospectus that are not described as required.

          (x) All descriptions in the Registration Statement of contracts and other documents governed by laws of U.S. jurisdictions and written in the English language to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge (with respect to contracts governed by laws of U.S. jurisdictions and written in the English language), there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments, known to us, required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

          (xi) [Limited in preface to U.S. federal and Massachusetts law and DGCL] No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, the rules and regulations of the NASD, or as may be required under the securities or blue sky laws of the various states or similar laws of non-U.S. jurisdiction, as to which such counsel expresses no opinion) is necessary or required in connection with the offering, issuance or sale of the Securities.

          (xii) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the U.S. Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or the U.S. Subsidiary is a party or by which either of them may be bound and which is governed by the laws of a U.S. jurisdiction, written in the English language and which was filed (or incorporated by reference) as an exhibit to the Registration Statement.

          (xiii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     In passing on the form of the Registration Statement and the Prospectus, we necessarily have assumed the correctness and completeness of the statements made therein and take no responsibility for them, except insofar as such statements relate to us. However, in the course of the preparation of the Registration Statement and the Prospectus, we participated in conferences with certain representatives of the Company, the accountants and other counsel for the Company, and your representatives, and in our examination of the Registration Statement and the Prospectus and our discussions in those conferences, although without independent check or verification, no facts have come to our attention which lead us to believe that the Registration Statement, as of the time it became effective under the Securities Act (except for the financial statements and schedules and other financial data or statistical data derived solely from the Company's financial statements included in the Registration Statement and the Prospectus and each amendment or supplement thereto as to which we express no belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and the date hereof (other than the exception for financial information and data as aforesaid), contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Israel, upon the opinion of Volovelsky, Dinstein, Sneh & Co., Israeli counsel to the Company (which opinion shall be dated and furnished to the Representatives at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that Testa, Hurwitz & Thibeault LLP shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials, copies of all such certificates are attached to such opinion, and the representations and warranties of the Company in the Purchase Agreement. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B

                  FORM OF OPINION OF COMPANY'S ISRAELI COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)


          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Israel.

          (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

          (iii) To our knowledge, the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company (including, without limitation, the Securities to be sold by the Selling Shareholders) have been duly authorized and validly issued and are fully paid and non-assessable; and, to our knowledge, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (iv) The Securities to be sold by the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability solely by reason of being such a holder.

          (v) The issuance and sale of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

          (vi) The Purchase Agreement and the Custody Agreement have been duly authorized, executed and delivered by the Company.

          (vii) The form of certificate used to evidence the Ordinary Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Memorandum of Association, Articles of Association or other governing documents of the Company.

          (viii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

          (ix) Statements concerning Israeli law included in the Registration Statement under the captions "Risk Factors -- Risks Related Our to Operations in Israel," "Dividend Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Effective Corporate Tax Rate," "-- Impact of Inflation and Currency Fluctuations," "Business -- Proprietary Rights and Licensing" and "--Employees," "Management," "Description of Share Capital," "Israeli Taxation and Investment Programs," "Conditions in Israel," and "Enforceability of Civil Liabilities," insofar as they describe Israeli laws, rules, or regulations, and insofar as they describe the contents of certain provisions of the Company's Memorandum of Association, Articles of Association or other organizational documents, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

          (x) The information required to be set forth in the Registration Statement in response to Item 6 of Form F-1, insofar as it relates to this firm, is, to the best of our knowledge, accurately and adequately set forth therein in all material respects, or no response is required with respect to such Item.

          (xi) To our knowledge, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements in the Prospectus under the headings "Business -- Legal Proceedings" and "Management," fairly summarize in all material respects the matters therein described.

          (xii) All descriptions in the Registration Statement of contracts and other documents to which the Company are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

          (xiii) The Company is not in violation of its Memorandum of Association or Articles of Association and no default by the Company in the due performance or observance, to our knowledge, of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed (or incorporated by reference) as an exhibit to the Registration Statement.

          (xiv) No consent, approval, authorization, or order of any court or governmental agency or body in Israel is required for the consummation by the Company of the transactions contemplated by the Underwriting Agreement, assuming that the Underwriters shall distribute the Prospectus or otherwise offer or solicit the sale of Ordinary Shares in coordination with the Company for the purpose of not distributing or otherwise offering or soliciting the sale of Ordinary Shares to more than 35 offerees in the aggregate (including other offers of shares to residents in Israel during the past twelve months) or otherwise offer or solicit to the public in Israel within the meaning of Section 15(a) of the Israeli Securities Law, 5728-1968.

          (xv) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), the provisions of the Memorandum of Association, Articles of Association or other governing documents of the Company, or any order, writ, injunction or decree of any Israeli court or Israeli governmental instrumentality, known to us after due inquiry, binding on the Company (assuming that the Underwriters shall distribute the Prospectus or otherwise offer or solicit the sale of Ordinary Shares in coordination with the Company for the purpose of not distributing or otherwise offering or soliciting the sale of Ordinary Shares to more than 35 offerees in the aggregate (including other offers of shares to residents in Israel during the past twelve months)) or otherwise offer or solicit to the public in Israel within the meaning of
     Section 15(a) of the Israel Securities Law, 5728-1968).

          (xvi) Except as disclosed in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered concurrent with the public offering, or within 180 days after the date of the final prospectus, pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act that have not been waived in connection with the offering of the Securities.

     Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials, copies of all such certificates are attached to such opinion. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions.

                                                                       Exhibit C


             FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS
                    TO BE DELIVERED PURSUANT TO SECTION 5(d)


          (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities or blue sky laws of the various states, as to which [I][we] need express no opinion) is necessary or required to be obtained by the Selling Shareholders for the performance by each Selling Shareholder of its obligations under the Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

          (ii) The Power of Attorney and the Custody Agreement have been duly executed and delivered by the respective Selling Shareholders named therein and constitutes the legal, valid and binding agreement of such Selling Shareholder.

          (iii) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of each/the Selling Shareholder.

          (iv) The Attorneys-in-Fact have been duly authorized by the Selling Shareholders to deliver the Securities on behalf of the Selling Shareholders in accordance with the terms of the Purchase Agreement.

          (v) The execution, delivery and performance of the Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Selling Shareholders with their obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement known to us to which any Selling Shareholder is a party or by which his/her/it/they may be bound, or to which any of the property or assets of the Selling Shareholders may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholders, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree known to us having jurisdiction over such Selling Shareholder or any of its properties which would have a Material Adverse Effect on the validity of the transactions contemplated in the Purchase Agreement or in the Registration Statement.

          (vi) To the best of [our][my] knowledge, each Selling Shareholder has valid and marketable title to the Securities to be sold by such Selling Shareholder pursuant to the Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Securities pursuant to the Purchase Agreement. By delivery of a certificate or certificates therefor such Selling Shareholder will transfer to the Underwriters who have purchased such Securities pursuant to the Purchase Agreement (without notice of any adverse claim within the meaning of the Uniform Commercial Code) valid and marketable title to such Securities, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (vii) [TO BE DELIVERED ONLY BY COUNSEL TO SELLING SHAREHOLDERS WHO ARE EXECUTIVE OFFICERS OF THE COMPANY] Nothing has come to [our] [my] attention that would lead [us] [me] to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which [we] [I] need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which [we] [I] need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The opinions expressed in paragraph (ii) above are subject to the following qualifications and exceptions: (A) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (B) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Underwriting Agreement, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and (C) the provisions of the Underwriting Agreement purporting to provide for indemnification under certain circumstances may be unenforceable as violative of public policy expressed in the Act, and accordingly, we are unable to render an opinion as to the enforceability of such provisions.

                                                                       Exhibit D

         FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER SHAREHOLDERS
                            PURSUANT TO SECTION 5(m)


                                November __, 2000


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated,
CIBC World Markets Corp.
Dain and Rauscher Incorporated
Wit SoundView Corporation
First Albany Corporation
   as Representatives of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

      Re:   Proposed Public Offering by Precise Software Solutions Ltd.


Dear Sirs:

      The undersigned, a shareholder, officer and/or director of Precise Software Solutions Ltd., an Israeli corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), CIBC World Markets Corp., Dain Rauscher Incorporated, Wit SoundView Corporation and First Albany Corporation propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and certain selling shareholders providing for the public offering of the Company's ordinary shares, par value NIS 0.03 per share (the "Ordinary shares"). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the final prospectus for such offering, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Company's Ordinary shares or any securities convertible into or exchangeable or exercisable for Ordinary shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (except those Ordinary Shares acquired on the open market), or file, or require the Company to file, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary shares, whether any such swap or transaction is to be settled by delivery of Ordinary shares or other securities, in cash or otherwise. Notwithstanding the foregoing, the restrictions set forth above shall not apply to transfers of Ordinary Shares (i) by will or by the laws of intestacy, or (ii) as a bona fide gift, provided that the transferee agrees in writing to the restrictions set forth herein.

     In the Closing Time (as defined in the Purchase Agreement) shall not have occurred on or prior to December 31, 2000, the agreements contained herein shall have no further force or effect.



                                 Very truly yours,




                                 Signature:
                                            -----------------------------------

                                 Name:
                                        ---------------------------------------

                                 Title, if applicable:
                                                        -----------------------

                                 Name of entity, if applicable:
                                                                 --------------


                                      D-2